As filed with the Securities and Exchange Commission on June 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VITAL THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2358443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15010 Avenue of Science, Suite 200

San Diego, California 92128

(Address of Principal Executive Offices)(Zip Code)

Vital Therapies, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Terence E. Winters, Ph.D.

Co-Chairman of the Board &

Chief Executive Officer

15010 Avenue of Science, Suite 200

San Diego, California 92128

(858) 673-6840

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Martin J. Waters

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, California 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Vital Therapies, Inc. 2014 Equity Incentive Plan	720,369 (2)	$21.36 (3)	$15,387,081.84	$1,787.98

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Vital Therapies, Inc. 2014 Equity Incentive Plan (“2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the 2014 Plan on April 16, 2015 pursuant to an “evergreen” provision contained in the 2014 Plan. Pursuant to such provision, effective on the date of the effectiveness of the registration statement on Form S-1 relating to the Registrant’s initial public offering (or April 16, 2014), and on each anniversary date thereafter, the number of shares available for issuance under the 2014 Plan is automatically increased in an amount equal to the lower of: (i) 1,200,000 shares of the Registrant’s common stock; (ii) 3% of the outstanding shares of the Registrant’s common stock on the second-to-last day prior to each anniversary date; (iii) an amount as the Registrant’s board of directors may determine.
(3)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on May 26, 2015.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-196571

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its common stock for issuance under the 2014 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2014 (File No. 333-196571). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Vital Therapies, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2014 (File No. 001-36201), filed with the Commission on March 20, 2015;

(2)	The Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2015 (File No. 001-36201), filed with the Commission on May 12, 2015; and

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36201) filed with the Commission on November 15, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

4.1(1)	Specimen Common Stock Certificate of the Registrant.

4.2(2)	Vital Therapies, Inc. 2014 Equity Incentive Plan and related form agreements.

4.3(3)	Global Stock Option Agreement under 2014 Equity Incentive Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

(1)	Incorporated by reference to Exhibit 4.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191711), filed with the Commission on November 6, 2013.

(2)	Incorporated by reference to Exhibit 10.11 filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191711), filed with the Commission on March 11, 2014.
(3)	Incorporated by reference to Exhibit 10.13 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-36201), filed with the Commission on March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 2, 2015.

VITAL THERAPIES, INC.

By:	/s/ Terence E. Winters, Ph.D.
Terence E. Winters, Ph.D.
Co-Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terence E. Winters and Michael V. Swanson, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Winters, Ph.D. Terence E. Winters, Ph.D.	Co-Chairman and Chief Executive Officer (Principal Executive Officer)	June 2, 2015

/s/ Michael V. Swanson Michael V. Swanson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2015

/s/ Muneer A. Satter Muneer A. Satter	Co-Chairman and Lead Director	June 2, 2015

/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Director	June 2, 2015

/s/ Philip M. Croxford Philip M. Croxford	Director	June 2, 2015

/s/ Douglas E. Godshall Douglas E. Godshall	Director	June 2, 2015

/s/ Errol R. Halperin Errol R. Halperin	Director	June 2, 2015

/s/ J. Michael Millis, M.D. J. Michael Millis, M.D.	Director	June 2, 2015

/s/ Lowell E. Sears Lowell E. Sears	Director	June 2, 2015

/s/ Randolph C. Steer, M.D., Ph.D. Randolph C. Steer, M.D., Ph.D.	Director	June 2, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Specimen Common Stock Certificate of the Registrant.

4.2(2)	Vital Therapies, Inc. 2014 Equity Incentive Plan and related form agreements.

4.3(3)	Global Stock Option Agreement under 2014 Equity Incentive Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

(1)	Incorporated by reference to Exhibit 4.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191711), filed with the Commission on November 6, 2013.
(2)	Incorporated by reference to Exhibit 10.11 filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191711), filed with the Commission on March 11, 2014.
(3)	Incorporated by reference to Exhibit 10.13 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-36201), filed with the Commission on March 20, 2015.